                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
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      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                     ONYX PHARMACEUTICALS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

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           and 0-11.
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/ /        Check box if any part of the fee is offset as provided by
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

                                     [LOGO]

                           ONYX PHARMACEUTICALS, INC.
                              3031 RESEARCH DRIVE
                           RICHMOND, CALIFORNIA 94806
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 2000

TO THE STOCKHOLDERS OF ONYX PHARMACEUTICALS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ONYX PHARMACEUTICALS, INC., a DELAWARE corporation (the "Company"), will be held on Thursday, June 8, 2000 at 10:00 a.m., local time, at the Company's executive offices located at 3031 Research Drive, Richmond, California 94806, for the following purposes:

    1. To elect two directors to hold office until the 2003 Annual Meeting of Stockholders.

    2. To approve an amendment to the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 400,000 shares.

    3. To approve an amendment to the Company's 1996 Non-Employee Directors' Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 75,000 shares.

    4. To approve an amendment to the Company's Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 75,000 shares.

    5. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 25,000,000 to 50,000,000 shares.

    6. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

    7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 25, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Robert L. Jones

                                          Robert L. Jones
                                          SECRETARY

Richmond, California
April   , 2000

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           ONYX PHARMACEUTICALS, INC.
                              3031 RESEARCH DRIVE
                           RICHMOND, CALIFORNIA 94806
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 8, 2000
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of ONYX Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, June 8, 2000 at
10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's executive offices, 3031 Research Drive, Richmond, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May 3, 2000 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on
April 25, 2000, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 25, 2000, the Company had outstanding and
entitled to vote             shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 5, broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 5, abstentions and broker non-votes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3031 Research Drive, Richmond, California 94806, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 22, 2000. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes:
Class I, Class II and Class III, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of six members with three vacancies. There are two directors in Class I whose term of office expires in 2000. Each of the nominees for election to Class I is currently a director of the Company who was previously elected by stockholders. If elected at the Annual Meeting, each of the nominees would serve until the annual meeting of stockholders in 2003 and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. If the nominees are elected at the Annual Meeting, the Board of Directors shall be composed of six members with three vacancies. Mr. Samuel D. Colella, one of our Class III directors, has notified the Company that he does not intend to stand for reelection when his term of office expires in 2002.

    Bayer Corporation has the right to have a nominee elected to the Company's Board of Directors until such time as the parties do not have a compound in clinical development under the collaboration agreement between the parties. Dr. Michael J. Berendt currently serves as the Bayer nominee on the Board of Directors.

    International Biotechnology Trust plc ("IBT") has the right to have its nominee elected to the Company's Board of Directors as long as it continues to own more than 66 2/3% of the Common Stock purchased by it from the Company on January 12, 1998. Ms. Nicole Vitullo currently serves as the IBT nominee on the Board of Directors.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL
  MEETING--CLASS I

    PAUL GODDARD, PH.D., age 50, has served as a director since February 1997. Dr. Goddard is currently a consultant and advisor to Elan Pharmaceuticals, a biotechnology company and a division of Elan Corporation plc. From August 1998 to March 2000, Dr. Goddard served as President and Chief Executive Officer of Elan Pharmaceuticals. From March 1991 to August 1998, Dr. Goddard served as Chief Executive Officer and Chairman of the Board of Neurex Corporation, a biotechnology company, until Neurex Corporation was acquired by Elan Corporation plc. Dr. Goddard serves on the Board of Directors of Molecular Devices Corporation. He completed his Ph.D. in the area of Etiology and Pathophysiology of colon cancer at St. Mary's Hospital, University of London.

    WENDELL WIERENGA, PH.D., age 52, has served as a director since December 1996. Dr. Wierenga has served as Senior Vice President, Worldwide Pharmaceutical Sciences, Technologies and Development for the Parke-Davis Pharmaceutical Research division of Warner-Lambert since February 1999 and served as

Senior Vice President Research from 1990 to February 1999. Dr. Wierenga has also served as Vice President of the Medtech division of Warner-Lambert since 1992. Dr. Wierenga holds a B.A. from Hope College and a Ph.D. in Chemistry from Stanford University.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING--CLASS II

    MICHAEL J. BERENDT, PH.D., age 52, has served as a director since
December 1996. Dr. Berendt has served as a Senior Vice President for Research for the Pharmaceutical Division of Bayer Corporation, since December 1996. From November 1993 to November 1996, Dr. Berendt held various research and management positions at the Pharmaceutical Division of Bayer Corporation including Vice President, Institute for Bone & Joint Disorders and Cancer. Dr. Berendt is on the Board of Directors of Myriad Genetics, Inc. and the Waters Corporation.
Dr. Berendt holds a B.S. from Ohio Dominican College, an M.S. in Microbiology from Miami University and a Ph.D. in Microbiology/Immunology from Hahnemann Medical College and University. Dr. Berandt serves as Bayer's representative on the Company's Board.

    NICOLE VITULLO, age 42, has served as a director since February 1998.
Ms. Vitullo is Managing Director, Domain Associates, L.L.C., a private venture capital firm. Prior to joining Domain in 1999, Ms. Vitullo was Senior Vice President of Rothchild Asset Management from 1992 until 1999. Rothchild Asset Management managed International Biotechnology Trust plc. and has been advisor to Biotechnology Investments Limited. Ms. Vitullo serves on the Board of Directors of Corvas International and Epimmune Inc. Ms. Vitullo holds a B.A. in Mathematics and an M.B.A. from the University of Rochester.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING--CLASS III

    SAMUEL D. COLELLA, age 60, has served as the Company's Chairman of the Board since February 1993 and as a director since the Company's inception.
Mr. Colella has been a partner in Institutional Venture Partners, a private venture capital firm, since 1984. Mr. Colella holds a B.S. in Business and Engineering from the University of Pittsburgh and an M.B.A. from Stanford University.

    HOLLINGS C. RENTON, age 53, has served as President and Chief Executive Officer and a director since March 1993. Prior to joining the Company, Mr. Renton served as President and Chief Operating Officer of Chiron Corporation from December 1991 to March 1993 following Chiron Corporation's acquisition of Cetus Corporation, a biopharmaceutical company. Prior to the acquisition, Mr. Renton served as President of Cetus Corporation from August 1990 to
December 1991 and as Chief Operating Officer of Cetus Corporation from 1987 to August 1990. Mr. Renton holds a B.S. in Mathematics from Colorado State University and an M.B.A. from the University of Michigan.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1999, the Board of Directors held seven meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of three non-employee directors: Mr. Colella, Dr. Wierenga and Ms. Vitullo. The Audit Committee met once during 1999.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. In 1999, the Compensation Committee was composed of three non-employee directors: Mr. Colella, Dr. Goddard and Dr. Edward E. Penhoet. In December 1999, Dr. Penhoet resigned as a director of the Company and as a member of the Compensation Committee. Ms. Vitullo, a non-employee director, was appointed as a member of the Compensation Committee in February 2000. The Compensation Committee met twice during 1999.

    During the fiscal year ended December 31, 1999, all directors except Drs. Berendt and Wierenga attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2
    APPROVAL OF THE AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN, AS AMENDED

    In March 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1996 Equity Incentive Plan (the "1996 Plan"). As a result of a series of amendments, as of February 29, 2000, there were 2,925,000 shares of the Company's Common Stock authorized and reserved for issuance under the 1996 Plan. As of February 29, 2000, options (net of canceled or expired options) covering an aggregate of 2,501,457 shares of Common Stock had been granted under the 1996 Plan and approximately 423,543 shares of Common Stock (plus any shares that might in the future be returned to the plan as a result of cancellation or expiration of options) remained available for future grants under the 1996 Plan. During the last fiscal year, the Company granted options to purchase 183,000 shares of Common Stock under the 1996 Plan to current executive officers and directors at exercise prices ranging from $5.88 to $8.88 per share and granted to all employees and consultants (excluding executive officers) as a group options to purchase 608,850 shares at exercise prices ranging from $5.88 to $9.50 per share.

    In February 2000, the Board of Directors approved an amendment to the 1996 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 1996 Plan by 400,000 shares of Common Stock from a total of 2,925,000 shares to 3,325,000 shares. The Board of Directors adopted this amendment to ensure that the Company can continue to grant stock options under the 1996 Plan at levels determined appropriate by the Board of Directors and the Compensation Committee.

    Stockholders are requested in this Proposal 2 to approve the amendment to the 1996 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1996 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the 1996 Plan are outlined below:

GENERAL

    The 1996 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 1996 Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the 1996 Plan may be tandem rights, concurrent rights or independent rights. See "Federal Income Tax Information" for a discussion of the tax treatment of awards.

PURPOSE

    The Board adopted the 1996 Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling key positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 120 employees, directors and consultants of the Company and its affiliates are eligible to participate in the 1996 Plan.

ADMINISTRATION

    The Board administers the 1996 Plan. Subject to the provisions of the 1996 Plan, the Board has the power to construe and interpret the 1996 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price of each option, the type of consideration and other terms of the option or award.

    The Board has the power to delegate administration of the 1996 Plan to a committee composed of two or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more "outside directors" within the meaning of Section 162(m) of the Code. For this purpose, a "non-employee director" generally is a director who does not receive remuneration from the Company other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 under the Exchange Act). An "outside director" generally is a director who is neither a current or former officer of the Company nor a current employee of the Company, does not receive any remuneration from the Company other than compensation for service as a director, and is not employed by or have certain ownership interests in an entity that receives remuneration from the Company (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the Code). If administration is delegated to a committee, the committee has the power to delegate certain administrative powers to a subcommittee of one or more members. As used herein with respect to the 1996 Plan, the "Board" refers to any committee the Board appoints or, if applicable, any such subcommittee, as well as to the Board itself. In accordance with the foregoing provisions, the Board has delegated administration of the 1996 Plan to the Compensation Committee.

ELIGIBILITY

    Incentive stock options and stock appreciation rights related thereto may be granted under the 1996 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of the Company and its affiliates are eligible to receive all other types of awards under the 1996 Plan.

    No incentive stock option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1996 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

    No person may be granted options and/or stock appreciation rights under the 1996 Plan exercisable for more than 300,000 shares of Common Stock during any calendar year. This limitation is referred to herein as the "Section 162(m) Limitation."

STOCK SUBJECT TO THE 1996 PLAN

    Subject to this Proposal, an aggregate of 3,325,000 shares of Common Stock is reserved for issuance under the 1996 Plan. If awards granted under the 1996 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the 1996 Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the 1996 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the
stock on the date of grant. As of             , 2000, the closing price of the
Company's Common Stock as reported on the Nasdaq National Market System was
$      per share.

    The exercise price of options granted under the 1996 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

    REPRICING. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option is deemed to be canceled and a new option granted. Under such circumstances, both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

    OPTION EXERCISE. Options granted under the 1996 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Vesting typically will occur during the optionholder's continued service with the Company or an affiliate, whether such service is performed in the capacity of employee, director or consultant (collectively, "service") and regardless of any change in the capacity of such service. Shares covered by different options granted under the 1996 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 1996 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the 1996 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1996 Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination;
(ii) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option have passed; or

(iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

    The option term may be extended in the event that exercise of the option within these periods is prohibited by law, particularly applicable securities law.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

    PAYMENT. The Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

    The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 1996 Plan must be paid either in cash at the time the award is exercised or, at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or
(iii) in any other form of legal consideration acceptable to the Board.

    VESTING. Shares of stock sold or awarded under the 1996 Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 1996 Plan.

    RESTRICTIONS ON TRANSFER. Rights under a stock bonus or restricted stock bonus agreement may not be transferred other than by will or by the laws of descent and distribution or except where required by law.

STOCK APPRECIATION RIGHTS

    The 1996 Plan authorizes three types of stock appreciation rights:

    TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights shall generally be made in cash.

    CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights shall generally be made in cash.

    INDEPENDENT STOCK APPRECIATION RIGHTS. Independent stock appreciation rights are not tied to any underlying option, but instead are denominated in "share equivalents." A share equivalent for this purpose is equal to a share of Common Stock. Independent stock appreciation rights entitle the participant to receive, upon exercise, a distribution for each exercised share equivalent that is equal to the current fair market value of a share of Common Stock, less the value of the share on the original date of grant. Distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of stock or a combination thereof.

RESTRICTIONS ON TRANSFER

    The participant may not transfer an incentive stock option other than by will or by the laws of descent and distribution. A participant may also designate a beneficiary who may exercise the option following the participant's death. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable in certain limited instances. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

ADJUSTMENT PROVISIONS

    Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares of Common Stock subject to the 1996 Plan and outstanding awards. In that event, the 1996 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 1996 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

    The 1996 Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger or other corporate reorganization ("change in control"), then to the extent permitted by law, any surviving corporation will be required to either assume or continue awards outstanding under the 1996 Plan or substitute similar awards for those outstanding under the 1996 Plan or such outstanding awards will continue in full force and effect. If any surviving corporation declines to assume or continue awards outstanding under the 1996 Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which their options may be exercised will be accelerated and for all awards any repurchase rights or acquisition rights shall lapse. In such event, an outstanding award will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the 1996 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1996 Plan will terminate on March 26, 2006.

    The Board also may amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1996 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); or (ii) change the 1996 Plan in any other way if such change requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or to satisfy the requirements of Section 422 of the Code or any Nasdaq or other applicable securities exchange listing requirements. The Board may submit any other amendment to the 1996 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

    Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    INCENTIVE STOCK OPTIONS. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

    If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

    Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

    To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS, RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 1996 Plan generally have the following federal income tax consequences:

    There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

    Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness,
Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

    Compensation attributable to restricted stock purchases will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the number of shares subject to the award is within the per-employee limitation described above, and (iii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses and restricted stock purchases with a purchase price below fair market value qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount--or formula used to calculate the amount--payable upon attainment of the performance goal).

                                   PROPOSAL 3
                        APPROVAL OF THE AMENDMENT TO THE
           1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED

    In March 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1996 Non-Employee Directors' Stock Option Plan ("Directors' Plan"). As of February 29, 2000, there were 175,000 shares of Common Stock reserved for issuance under the Directors' Plan. As of February 29, 2000, options (net of canceled or expired options) covering an aggregate of 140,000 shares of the Company's Common Stock had been granted under the Directors' Plan. Only 35,000 shares of Common Stock (plus any shares that might in the future be returned to the Directors' Plan as a result of cancellations or expiration of options) remained available for future grant under the Directors' Plan.

    In February 2000, the Board of Directors amended the Directors' Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Directors' Plan by 75,000 shares of Common Stock, from a total of 175,000 shares to a total of 250,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels in accordance with the Company's automatic grant policy.

    Stockholders are requested in this Proposal 3 to approve the amendment to the Directors' Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Directors' Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3

    The essential features of the Directors' Plan are outlined below:

GENERAL

    The Directors' Plan provides for the automatic grant of nonstatutory stock options. Options granted under the Directors' Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

    The Board adopted the Directors' Plan to provide a means by which non-employee directors of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Under the Directors' Plan, five of the current directors of the Company are eligible to participate.

ADMINISTRATION

    The Board administers the Directors' Plan. The Board has the power to construe and interpret the Directors' Plan but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, and the type of consideration or the other terms of the option.

    The Board has the power to delegate administration of the Directors' Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Directors' Plan to the Compensation Committee of the Board. As used herein with respect to the Directors' Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

ELIGIBILITY

    The Directors' Plan provides that options may be granted only to non-employee directors of the Company. A "non-employee director" is defined in the Directors' Plan as a director of the Company who is not otherwise an employee of the Company or any affiliate.

STOCK SUBJECT TO THE DIRECTORS' PLAN

    Subject to this Proposal, an aggregate of 250,000 shares of Common Stock is reserved for issuance under the Directors' Plan. If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the Directors' Plan. If the Company reacquires unvested stock issued under the Directors' Plan, the reacquired stock will again become available for reissuance under the Directors' Plan.

TERMS OF OPTIONS

    The following is a description of the terms of options under the Directors' Plan. Individual option grants may not be more restrictive as to the terms described below except as otherwise noted.

    AUTOMATIC GRANTS. Pursuant to the Directors' Plan, each person who was serving as a non-employee director at the time of the initial public offering of the Company's Common Stock was granted an option to purchase 20,000 shares of the Company's Common Stock. In addition, each person who was first elected to be a non-employee director after that time is granted an option to purchase 20,000 shares of the Company's Common Stock on the date of his or her initial election as a non-employee director. Further, the Directors' Plan provides for the automatic, non-discretionary grant of an option to purchase 5,000 shares of the Company's Common Stock to each non-employee director on each anniversary of his or her initial grant, if such non-employee director continues to serve as a director on such anniversary date.

    EXERCISE PRICE; PAYMENT. The exercise price of each option granted under the Directors' Plan is 100% of the fair market value of the stock subject to the
option on the date of the grant. At             , the closing price of the
Company's Common Stock as reported on the Nasdaq National Market System was
$      per share.

    The exercise price of options granted under the Directors' Plan must be paid either in cash at the time the option is exercised or, under certain conditions, by delivery of other Common Stock of the Company or by a combination of cash and Common Stock of the Company. In addition, the exercise price of an option may be paid pursuant to a "same day sale" program established under Regulation T as promulgated by the Federal Reserve Board.

    OPTION EXERCISE. Options granted under the Directors' Plan become exercisable in cumulative increments ("vest") during the optionholder's service as a director of the Company or during any subsequent employment of the optionholder and/or service by the optionholder as a consultant to the Company or an affiliate (collectively, "service"). Options granted under the Directors' Plan upon the initial public offering or upon a non-employee director's initial election become exercisable over a four-year period from the date of grant. Twenty-five percent of such options become exercisable on the anniversary of the date of grant and the reminder of such options vest in equal monthly installments over the subsequent thirty-six months. Options granted to non-employee directors on the anniversaries of their initial grants become exercisable in full on the first anniversary of the date of their grant. Options granted under the Directors' Plan do not permit exercise prior to vesting.

    TERM. The term of options under the Directors' Plan is 10 years. Options under the Directors' Plan terminate 12 months after termination of the optionholder's service unless such termination is due to the optionholder's death, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 18 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. An optionholder may designate a beneficiary who may exercise the option following the optionholder's death.

    OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as determined by the Board.

RESTRICTIONS ON TRANSFER

    The optionholder may not transfer an option except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of 16b-3 of the Exchange Act. During the lifetime of the optionholder, an option may be exercised only by the optionholder or guardian, legal representative or permitted transferee.

ADJUSTMENT PROVISIONS

    Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares of Common Stock subject to the Directors' Plan and outstanding options. In that event, the Directors' Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Directors' Plan, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The Directors' Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger, certain securities acquisitions or other corporate reorganization ("change in control"), then, the vesting and the time during which outstanding options may be exercised will be accelerated. Outstanding options will terminate if the optionholder does not exercise before a change in control. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Directors' Plan without stockholder approval or ratification. Unless sooner terminated, the Directors' Plan will terminate at the time that all shares of Common Stock reserved for issuance under the Directors' Plan have been issued.

    The Board may also amend the Directors' Plan and the options outstanding thereunder at any time or from time to time; PROVIDED, HOWEVER, that the Board may not amend the Plan more than once every six months with respect to the provisions of the Plan that relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Moreover, no amendment of the Directors' Plan may impair the rights and obligations of an optionholder under any stock options granted under the Directors' Plan prior to such amendment unless the optionholder consents to such impairment in writing. In addition, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Directors' Plan to satisfy Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of options or (iii) change any other provision of the Directors' Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of
Section 162(m) of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Directors' Plan for stockholder approval.

FEDERAL INCOME TAX INFORMATION

    Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    NONSTATUTORY STOCK OPTIONS. Options granted under the Directors' Plan generally have the federal income tax consequences of nonstatutory stock options as described under "Federal Income Tax Information" in Proposal 2 above.

                                   PROPOSAL 4
   APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

    In March 1996, the Board of Directors adopted, and in April 1996 the stockholders subsequently approved, the Company's Employee Stock Purchase Plan (the "Purchase Plan"), and authorized and reserved up to 100,000 shares of the Company's Common Stock for issuance under such plan. In February 1998, the Board of Directors adopted, and in May 1998 the stockholders subsequently approved, an amendment to the Purchase Plan to increase the number of shares of Common Stock authorized for issuance under such plan by 75,000 shares to an aggregate total of 175,000 shares. As of February 29, 2000, an aggregate of 126,921 shares of Common Stock has been issued under the Purchase Plan and 48,079 shares of Common Stock remained for the grant of future rights under the Purchase Plan.

    In February 2000, the Board of Directors adopted, subject to stockholder approval, an amendment to the Purchase Plan to increase the number of shares authorized for issuance under such plan by 75,000 shares of the Company's Common Stock, from 175,000 shares to 250,000 shares.

    This amendment is intended to continue to afford the Company the opportunity to provide employees of the Company and its affiliates with stock incentives and to ensure that the Company can continue to provide such incentives at levels determined appropriate by the Board of Directors to retain the services of its employees, secure and retain the services of new employees and provide incentives for such persons to exert maximum efforts for the success of the Company. During the last completed fiscal year, shares were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows: Hollings C. Renton, 4,801 shares ($5.21); Norman Hardman, 2,145 shares ($7.23); Gregory L. Giotta, no shares; Mary Ann Rafferty, 536 shares ($5.21); Marilyn E. Wortzman, 187 shares ($5.84); all executive officers as a group, 7,669 shares ($5.79); and all employees (excluding executive officers) as a group, 18,978 shares ($5.31).

    Stockholders are requested in this Proposal 4 to approve the amendment to the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

    The essential features of the Purchase Plan are outlined below:

PURPOSE

    The Purchase Plan provides a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, assist the Company in retaining the services of its employees, secure and retain the services of new employees and provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's employees are eligible to participate in the Purchase Plan.

    The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

    The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power to delegate administration of such plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan.

OFFERINGS

    The Purchase Plan is implemented by offerings of rights (an "offering") to all eligible employees from time to time by the Board. Each offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Generally, each offering is of 24 months' duration. The current offering commenced on July 1, 1998 and ends on June 30, 2000. Thereafter, a new offering will commence every other July 1, beginning on July 1, 2000.

ELIGIBILITY

    Any person who is customarily employed at least twenty (20) hours per week and five (5) months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the continuous employment of the Company for such continuous period preceding the first day of the offering period as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. The Board may provide in any offering that certain employees of the Company who are "highly compensated" as defined in the Code are not eligible to be granted rights under the Purchase Plan.

    Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit such employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PLAN

    Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to a percentage designated by the Board not exceeding fifteen percent (15%) of such employees' total base compensation during the purchase period.

PURCHASE PRICE

    The purchase price per share at which shares are sold in an offering under the Purchase Plan shall be the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering (or the date an employee first becomes eligible to receive rights under such offering, if later) or (b) 85% of the fair market value of a share of Common Stock on the specified purchase date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions over the offering period. A participant may reduce or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any offering only to the extent specified by the Board for such offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may make additional payments into such account only as specifically provided for in the offering and only if the participant has not had the maximum amount withheld during such offering period.

PURCHASE OF STOCK

    By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

    While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of an offering except as provided by the Board in such offering.

    Upon any withdrawal from an offering by an employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan, but the employee will be required to deliver a new participation agreement in order to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

    Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

    Rights granted under the Purchase Plan are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, such plan will terminate at the time that all of the shares subject to the Purchase Plan's share reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Purchase Plan.

    The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan or
(c) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan.

    Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment, suspension or termination of such plan, except as expressly provided in the Purchase Plan or with consent of the person to whom such rights were granted, or except as necessary to ensure that the Purchase Plan and/or rights granted under the Purchase Plan comply with any laws, governmental regulation or the requirements of Section 423 of the Code.

EFFECT OF CERTAIN CORPORATE EVENTS

    In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, any successor corporation may assume such outstanding rights or substitute similar rights for those outstanding under the Purchase Plan, such rights may continue in full force and effect or participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing offering terminated immediately following such purchase.

SHARES SUBJECT TO THE PURCHASE PLAN

    If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan. The stock subject to the Purchase Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

FEDERAL INCOME TAX INFORMATION

    Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

    A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

    If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.

    If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as a capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term or short-term depending on the length of time the stock has been held.

    There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. However, the Company may in the future be required to withhold employment taxes (E.G., FICA and FUTA) from employees' compensation upon the exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

                                   PROPOSAL 5
      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock by 25,000,000 shares from 25,000,000 shares to 50,000,000 shares.

    The additional Common Stock authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

    As of February 29, 2000, there were 14,064,509 shares of Common Stock outstanding and 1,576,278 shares reserved for issuance upon exercise of outstanding options granted under the Company's 1996 Plan and Directors' Plan.

    Although at present the Board of Directors has no other plans to reserve or issue the additional 25,000,000 shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

    The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

    The affirmative vote of the holders of a majority of the shares of the common stock, will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

                                   PROPOSAL 6
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 6.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND KEY EMPLOYEES

    Information with respect to the executive officers and two key employees of the Company is set forth below:

NAME                                          AGE      POSITION
------------------------------------------  --------   ------------------------------------------
Hollings C. Renton........................     53      Chief Executive Officer, President and
                                                       Director
Judith I. Blakemore.......................     51      Acting Chief Operating Officer
Ali Fattaey, Ph.D.........................     35      Vice President, Discovery Research
Gregory J. Giotta, J.D., Ph.D.............     53      Vice President and Chief Legal Counsel
Helen S. Kim..............................     37      Vice President, Corporate Development
Mary Ann Rafferty.........................     51      Vice President, Organizational Development
Lawrence A. Romel.........................     43      Vice President, Clinical Operations and
                                                       Regulatory Affairs
Marilyn E. Wortzman, C.P.A................     53      Controller

    HOLLINGS C. RENTON has served as President and Chief Executive Officer and as a director since March 1993. Prior to joining the Company, Mr. Renton served as President and Chief Operating Officer of Chiron Corporation from
December 1991 to March 1993 following Chiron Corporation's acquisition of Cetus Corporation, a biopharmaceutical company. Prior to the acquisition, Mr. Renton served as President of Cetus Corporation from August 1990 to December 1991 and as Chief Operating Officer of Cetus Corporation from 1987 to August 1990.
Mr. Renton holds a B.S. in Mathematics from Colorado State University and an M.B.A. from the University of Michigan.

    JUDITH I. BLAKEMORE has served as acting Chief Operating Officer since January 2000, as our acting Vice President, Strategic Programs from April 1998 to January 2000 and as a consultant to the Company since its inception.
Ms. Blakemore has served as an independent consultant within the biopharmaceutical industry, helping companies with product development and corporate strategy, from 1991 to 1992 and from 1994 to the present. From 1992 to 1994, Ms. Blakemore was the President and Chief Operating Officer of XTL Biopharmaceuticals, Ltd., a biopharmaceutical company based in Israel.
Ms. Blakemore holds a B.A. in Biochemistry from the University of California at Berkeley and an M.B.A. from St. Mary's College in Moraga, California.

    ALI FATTAEY, PH.D. joined the Company in January 1994 as a scientist.
Dr. Fattaey has served as the Vice President, Discovery Research since
September 1998. Dr. Fattaey received a Ph.D. degree at Kansas State University working on the biology of polyoma virus, a small DNA tumor virus. Dr. Fattaey completed his postdoctoral training at the Massachusetts General Hospital cancer center in Boston, where he was involved in investigating the mechanisms of cell growth control by the protein product of the retinoblastoma tumor suppressor gene.

    GREGORY J. GIOTTA, PH.D., J.D. joined us in June 1995 as Vice President and Chief Legal Counsel. Prior to joining us, Dr. Giotta served as Vice President and Chief Intellectual Property Attorney at Glycomed Corporation, a biotechnology company, from October 1992 to June 1995. Dr. Giotta earned a Ph.D. from the University of California at Santa Cruz and a J.D. from the University of San Diego.

    HELEN S. KIM has served as Vice President, Corporate Development since December 1999. Prior to joining us, Ms. Kim was employed at Protein Design
Labs, Inc. as the Vice President of Marketing and Project Management from
July 1998 to December 1999. From 1989 to 1998, Ms. Kim was employed at Chiron Corporation where she held numerous positions in planning, marketing and business development and served as the Vice President of Strategic Marketing for Chiron Therapeutics, Vaccines and Technologies. Ms. Kim holds a B.S. in Chemical Engineering from Northwestern University and an M.B.A. from the University of Chicago.

    MARY ANN RAFFERTY has served as Vice President, Organizational Development since November 1999. From February 1998 to November 1999, Ms. Rafferty served as Vice President, Human Resources and previously as Director, Human Resources from April 1996 to February 1998. Prior to joining us, Ms. Rafferty served as Director, Human Resources at Biogenex, Inc., a biopharmaceutical company, from June 1995 to April 1996. Ms. Rafferty holds a B.A. in Communications and Linguistics from State University New York, Albany.

    LAWRENCE A. ROMEL has served as Vice President, Clinical Operations and Regulatory Affairs since August 1999. From November 1997 until August 1999,
Mr. Romel was our Director of Clinical Operations and Project Management. From November 1996 to November 1997, Mr. Romel served as Senior Director of Clinical Operations for Sequus Pharmaceuticals, Inc. and served as Project Manager for Sequus Pharmaceuticals, Inc. from March 1995 until November 1996. Mr. Romel received his Master of Science degree in Organic Biochemistry and a B.S. in Chemistry from the University of Illinois at Chicago.

    MARILYN E. WORTZMAN, C.P.A. was appointed our Controller in August 1998 after performing that function in an acting capacity since April 1997. From April 1992 to September 1996, Ms. Wortzman served as Finance Manager for AutoDesk, Inc., a software company. Ms. Wortzman holds a B.A. in Political Science from Syracuse University.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 29, 2000 by:

    - each person, or group of affiliated persons, who is known by the Company to own beneficially 5% or more of its Common Stock;

    - each executive officer named in the Summary Compensation Table;

    - each director and nominee for director; and

    - all current directors and executive officers as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable within 60 days of February 29, 2000 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

    The table below is based on information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage of ownership is based on 14,064,509 shares of Common Stock outstanding on February 29, 2000.

                                                                      SHARES ISSUABLE
                                                                    PURSUANT TO OPTIONS
                                                                   EXERCISABLE WITHIN 60
                                              OUTSTANDING SHARES   DAYS OF FEBRUARY 29,
NAME OF BENEFICIAL OWNER                       OF COMMON STOCK             2000            PERCENT OF TOTAL
------------------------                      ------------------   ---------------------   ----------------
5% STOCKHOLDERS
International Biotechnology Trust plc
  Five Arrows House
  St. Swithins Lane
  London EC4N 8NR
  United Kingdom............................       1,345,029                   --                 9.6%
Entities Affiliated with Alta Partners (1)
  One Embarcadero Center, Suite 4050
  San Francisco, CA 94111...................       1,111,111                   --                 7.9
Bayer Corporation (2)
  400 Morgan Lane
  Westhaven, CT 96516.......................         945,510                   --                 6.7
Warner-Lambert Company (3)
  201 Tabor Road
  Morris Plains, NJ 07950...................         937,207                   --                 6.7
DIRECTORS AND EXECUTIVE OFFICERS
Michael J. Berendt, Ph.D. (2)...............              --                   --                   *
Samuel D. Colella (4).......................          43,928               43,590                   *
Paul Goddard, Ph.D. (5).....................              --               27,333                   *
Hollings C. Renton (6)......................         131,642              343,145                 3.3
Nicole Vitullo (7)..........................         666,667               15,833                 4.8
Wendell Wierenga, Ph.D. (3).................              --               36,000                   *
Norman Hardman, Ph.D........................           2,145               50,000                   *
Gregory Giotta, Ph.D., J.D. (8).............              --               65,101                   *
Mary Ann Rafferty (9).......................           3,492               73,509                   *
Marilyn E. Wortzman, C.P.A. (10)............             187               28,900                   *
All executive officers and directors
  as a group (12 persons) (11)..............         851,361              736,411                10.7

------------------------

* Less than one percent.

(1) Includes 690,651 shares beneficially owned by Alta BioPharma Partners L.P., 394,428 beneficially owned by Onyx Chase Partners (AltaBio) LLC and 26,032 beneficially owned by Alta Embarcadero BioPharma Partners, LLC.

(2) Dr. Berendt is Senior Vice President for Research at Bayer. Dr. Berendt disclaims beneficial ownership of the shares held by Bayer Corporation, a wholly-owned subsidiary of Bayer AG.

(3) Dr. Wierenga is Senior Vice President, Worldwide Pharmaceutical Sciences, Technologies and Development for Parke-Davis Pharmaceutical Research division of Warner-Lambert Company. Dr. Wierenga disclaims beneficial ownership of the shares held by Warner-Lambert.

(4) Includes 5,733 shares held by Institutional Venture Management V, L.P., of which Mr. Colella is a partner. Also includes 2,255 shares held by The Colella Family Partnership and 3,000 shares held by The Colella Family Trust. Included in the shares exercisable within 60 days of February 29, 2000, is an option to purchase 14,007 shares held by Institutional Venture Management V, L.P. Mr. Colella disclaims beneficial ownership of the shares held by Institutional Venture Management V, L.P., except to the extent of his pecuniary interest therein.

(5) Of the shares exercisable within 60 days of February 29, 2000, 5,667 would be subject to repurchase by the Company if exercised.

(6) Includes 124,292 shares held by The Renton Family Trust and 1,200 shares held by Mr. Renton's spouse. Of the shares exercisable within 60 days of February 29, 2000, 191,531 would be subject to repurchase by the Company if exercised.

(7) Includes 651,065 shares held by Domain Partners IV, L.P. and 15,602 shares held by DP IV Associates, L.P. Ms. Vitullo is Managing Director of Domain Associates, L.L.C. which is the manager of Domain Partners IV, L.P. and DP IV Associates, L.P. Ms. Vitullo disclaims beneficial ownership of the shares held by Domain Partners IV, L.P. and DP IV Associates, L.P., except to the extent of her pecuniary interest therein. Of the shares exercisable within 60 days of February 29, 2000, 9,167 would be subject to repurchase by the Company if exercised.

(8) Of the shares exercisable within 60 days of February 29, 2000, 44,781 would be subject to repurchase by the Company if exercised.

(9) Of the shares exercisable within 60 days of February 29, 2000, 65,903 would be subject to repurchase by the Company if exercised.

(10) Of the shares exercisable within 60 days of February 29, 2000, 23,750 would be subject to repurchase by the Company if exercised.

(11) See footnotes 2 through 10 above, as applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    The Directors' Plan, as amended, provides that each member of the Board at the initial public offering of the Company's Common Stock was granted an option to purchase 20,000 shares of the Company's Common Stock, and each new member of the Company's Board will be granted an option to purchase 20,000 shares of the Company's Common Stock on the date of his or her initial election to the Board. Further, the Directors' Plan provides for the automatic, non-discretionary grant of options to purchase 5,000 shares of the Company's Common Stock, on the anniversary of each non-employee director's initial grant, if such non-employee director is continuing to serve as a director on such date.

    During the last fiscal year, the Company granted options to purchase an aggregate of 20,000 shares of Common Stock to non-employee directors of the Company pursuant to the Directors' Plan, at a weighted average exercise price per share of $7.61 (based on the closing sales prices reported on the Nasdaq National Market for the date of each grant). As of February 29, 2000, no options had been exercised under the Directors' Plan nor had any options granted to non-employee directors under the 1996 Plan been exercised.

    Dr. Wierenga and Dr. Goddard each entered into a consulting agreement with the Company in November 1998 and in January 1999, respectively. Pursuant to their consulting agreements, Dr. Wierenga and Dr. Goddard each receives an annual retainer of $10,000. In addition, Dr. Wierenga and Dr. Goddard are each paid $1,200 per day for consulting services, up to a maximum of 12 days per annum. Each of the consulting agreements also provides that the Board of Directors of the Company shall grant the consultant an option to purchase 1,500 shares of Common Stock per annum. Each consulting agreement is for a term of two years, but may be terminated earlier with 30 days notice by either party.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain compensation awarded or paid by the Company during the years ended December 31, 1999, 1998 and 1997 to its President and Chief Executive Officer, the Company's other three most highly paid executive officers who earned more than $100,000 during the year ended
December 31, 1999, and one former executive officer who earned more than $100,000 during the year ended December 31, 1999 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARD
                                                                             ------------
                                                     ANNUAL COMPENSATION      NUMBER OF
                                                   -----------------------    SECURITIES
                                                              OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR      SALARY    COMPENSATION     OPTIONS      COMPENSATION
---------------------------             --------   --------   ------------   ------------   ------------
Hollings C. Renton....................    1999     $299,066      $81,900        100,000      $  2,321(1)
  President and Chief Executive           1998      272,600           --             --         2,592(1)
  Officer                                 1997      258,080          387        109,454         2,707(1)

Norman Hardman, Ph.D..................    1999      241,539           --        200,000       161,674(2)
  Former Chief Operating Officer          1998           --           --             --              --
                                          1997           --           --             --              --

Gregory L. Giotta, Ph.D., J.D.........    1999      196,670       37,500         20,000         1,461(1)
  Vice President and Chief Legal          1998      187,154           --          7,500         1,871(1)
  Counsel                                 1997      175,433          387          1,800         1,768(1)

Mary Ann Rafferty.....................    1999      141,646       30,000         60,000           974(1)
  Vice President, Organizational          1998      127,119       10,000         27,000         1,181(1)
  Development                             1997      108,367          387          2,336           626(1)

Marilyn E. Wortzman, C.P.A............    1999      109,827       20,000             --           722(1)
  Controller                              1998       99,651        5,000         17,000           307(1)
                                          1997       36,253           --          1,000              --

------------------------

(1) Represents the taxable portion of group life insurance paid by the Company.

(2) Includes $26,308 of mortgage assistance payments and $133,875 for relocation expenses. Also includes the taxable portion of group life insurance paid by the Company, which was $1,491.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF
                                           NUMBER OF    % OF TOTAL                               STOCK PRICE
                                           SECURITIES    OPTIONS     EXERCISE                  APPRECIATION FOR
                                           UNDERLYING    GRANTED      PRICE                        TERM (3)
                                            OPTIONS     IN FISCAL      PER      EXPIRATION   --------------------
NAME                                        GRANTED      YEAR (1)    SHARE(2)      DATE         5%         10%
----                                       ----------   ----------   --------   ----------   --------   ---------
Hollings C. Renton.......................   100,000        12.63%     $5.88        4/1/09    $369,476   $ 936,324
  President and Chief Executive Officer

Norman Hardman, Ph.D.....................   200,000        25.26%      6.00       3/29/09     754,674   1,912,491
  Former Chief Operating Officer

Gregory L. Giotta, Ph.D., J.D............    20,000         2.53%      6.13       3/19/09      77,040     195,233
  Vice President and Chief Legal Counsel

Mary Ann Rafferty........................    20,000         2.53%      6.13       3/19/09      77,040     195,233
  Vice President, Organizational             40,000         5.05%      8.88      11/24/09     223,258     565,779
  Development

Marilyn E. Wortzman, C.P.A...............        --           --         --            --          --          --
  Controller

------------------------

(1) Based on an aggregate of 791,850 options granted to employees and consultants of the Company in fiscal 1999 including the Named Executive Officers.

(2) Exercise prices are equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                        NUMBER OF
                                                                       SECURITIES
                                                                       UNDERLYING        VALUE OF UNEXERCISED
                                                                       UNEXERCISED       IN-THE MONEY OPTIONS
                                                                       OPTIONS AT                 AT
                                            SHARES                  DECEMBER 31, 1999    DECEMBER 31, 1999 (1)
                                          ACQUIRED ON    VALUE     -------------------   ---------------------
NAME                                       EXERCISE     REALIZED    VESTED    UNVESTED    VESTED     UNVESTED
----                                      -----------   --------   --------   --------   ---------   ---------
Hollings C. Renton......................        --           --    136,764    156,381    $771,551    $394,433
  President and Chief Executive Officer

Norman Hardman, Ph.D....................        --           --     16,666    183,334      66,664     733,376
  Former Chief Operating Officer

Gregory Giotta, Ph.D., J.D..............        --           --     30,550     27,350     157,378      77,275
  Vice President and Chief Legal Counsel

Mary Ann Rafferty.......................        --           --     26,051     73,390      41,315     152,770
  Vice President, Organizational
  Development

Marilyn E. Wortzman, C.P.A..............     4,100      $16,913      3,900     10,000      10,488      51,250
  Controller

------------------------

(1) Determined using the December 31, 1999 closing price of $10.00 per share, minus the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

    The Company has employment arrangements with each of Dr. Gregory Giotta, Helen Kim and Mary Ann Rafferty. Each of these arrangements specifies the individual's salary and bonus upon joining the Company or entering into the arrangement, and provides for severance pay equal to six months salary in the event the individual's employment is terminated by reason of a change of control of the Company or, in some cases, other downsizing initiatives.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee is composed of three non-employee directors: Samuel D. Colella, Paul Goddard, Ph.D., and Nicole Vitullo.
Mr. Colella, Dr. Goddard, and Ms. Vitullo are not officers or employees of the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

COMPENSATION PHILOSOPHY

    The primary goal of the Company is to align compensation with the Company's business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between employee compensation and the creation of stockholder value, the Board of Directors has adopted a total compensation package comprised of base salary, cash bonus and stock option awards. Key elements of this compensation package are:

    - The Company pays salaries at least competitive with those of leading biotechnology companies with which the Company competes for talent.

    - The Company maintains incentive opportunities designed to motivate and reward achievement of specific company and individual goals. The availability of these incentives is designed to ensure that the total compensation for employees is competitive with the industry.

    - The Company provides significant equity-based incentives for executives and other employees to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners.

SALARY COMPENSATION

    The salary compensation for all employees, including executive officers, is based upon the compensation of employees in similar positions in other biotechnology companies, in accordance with published biotechnology compensation survey information and based upon the advice of consultants to the Company. Salary adjustments for 1999 were based on each individual's performance. In establishing base salaries for the executive officers other than the Chief Executive Officer, the Compensation Committee carefully reviewed the progress made in the programs headed by each officer and the role of these officers in the scientific and business development of the programs of the Company. In addition, the Compensation Committee relied on market survey information.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

    The Chief Executive Officer joined the Company in 1993. His initial salary and stock option grants were determined on the basis of negotiations between the Board of Directors and the Chief Executive Officer with due regard to his experience, competitive salary information and market conditions at the time. Mr. Renton's 1999 salary was set by the Board of Directors. As with the other executive officers, the amount of Mr. Renton's total compensation in 1999 was based on the Company's 1998 accomplishments and the Chief Executive Officer's significant contributions thereto, including, among other things, achievement of research and development goals and objectives under the Company's ongoing collaborations.

------------------------

(1) The material in this report is not "soliciting materials," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

INCENTIVE COMPENSATION

    The Company's primary incentive programs presently consist of the 1996 Plan, the Purchase Plan and the incentive variable cash plan.

    The 1996 Plan utilizes vesting periods to encourage employees to continue in the employ of the Company. Through option grants, employees receive equity incentives to build long-term stockholder value. At the time of hiring, each employee receives a standard initial stock option grant for such employee's job position at the Company. Such options vest ratably over four years. Beginning in 1997, the Compensation Committee began granting additional options to certain key employees for as much as 50% to 75% of their position grant in order to retain such key employees. Such option grants "back-end" vest over 4 years so that 10% vest in the first year, 15% vest in the second year, 25% vest in the third year and 50% vest in the fourth year. The exercise price of options granted under the 1996 Plan is 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only to the extent that the Company's Common Stock appreciates in the long term.

    In 1999, the Board of Directors granted stock options to three of the Named Executive Officers, not including the Chief Executive Officer. The grant of the options was based on the prior performance of each executive officer and the need to retain these officers in light of the key roles played by such executive officers in the growth and success of the Company. In reaching its decisions, the Compensation Committee relied on its experience and the vesting status of the executive officers' previously issued stock options.

    The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through an ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to 15% of their earnings withheld for purchases of Common Stock on certain dates specified by the Purchase Plan. The price of Common Stock purchased will be equal to 85% of the lower of the fair market value of the Common Stock on the date of commencement of participation in each 24-month offering period or on each specified purchase date.

    In April 1997, the Compensation Committee adopted a broad-based annual incentive cash bonus plan. Under such program, awards are tied to the Company meeting certain goals which are set by the Board. Individual bonuses would vary based on the performance of such employee.

    The Chief Executive Officer, the other executive officers and all other employees of the Company are eligible to receive incentive variable cash payouts under the incentive variable cash plan. However, the Compensation Committee is allowed to distinguish between certain officers and other employees in determining whether or not performance criteria are met. For fiscal 1999, the Compensation Committee determined that the performance criteria were met at the target level of performance and set aside an aggregate 100% of the incentive variable cash pool for distribution to employees of the Company at the discretion of the management of the Company. An aggregate of approximately $640,000 was paid as incentive variable cash payouts to employees under this program.

CERTAIN TAX CONSIDERATIONS

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The Compensation Committee has determined that the stock options granted under the 1996 Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should be treated as "performance-based compensation."

    From the members of the Compensation Committee of ONYX
Pharmaceuticals, Inc.

        Samuel D. Colella
        Paul Goddard, Ph.D.
        Nicole Vitullo

                     PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total stockholder return of an investment of $100 in cash on May 8, 1996 (the day immediately preceding the Company's initial public offering) for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market-US Index and (iii) the Nasdaq Pharmaceutical Index. All values assume reinvestment of full amount of all dividends:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        ONYX PHARMACEUTICALS, INC.  NASDAQ STOCK MARKET (U S)  NASDAQ PHARMACEUTICAL
5/8/96                     $100.00                    $100.00                $100.00
6/96                        $66.07                    $100.48                 $95.25
9/96                        $94.79                    $104.05                 $97.44
12/96                       $92.71                    $109.20                 $94.53
3/97                       $100.00                    $103.28                 $89.78
6/97                        $85.42                    $122.19                 $96.92
9/97                        $72.92                    $142.87                $108.72
12/97                       $64.58                    $133.80                 $97.61
3/98                        $62.50                    $156.59                $107.30
6/98                        $51.06                    $160.89                 $99.30
9/98                        $61.46                    $145.29                 $93.68
12/98                       $58.33                    $188.54                $124.17
3/99                        $50.00                    $210.90                $136.26
6/99                        $73.96                    $230.72                $138.67
9/99                        $68.75                    $236.02                $158.46
12/99                       $83.33                    $340.62                $232.04

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

    In 1999, pursuant to an offer letter dated March 1999, the Company paid relocation expenses to Dr. Hardman of $133,875, and provided mortgage assistance payments of $26,308. The Company and Dr. Hardman entered into a letter agreement dated January 17, 2000 under which the Company agreed to pay severance of 6 months of base salary, and make mortgage assistance payments through July 31, 2000. In addition, the agreement provides for the acceleration of vesting of options to purchase 33,334 shares of Common Stock.

    The Company has entered into indemnity agreements with certain officers, directors and other key employees which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Robert L. Jones

                                          Robert L. Jones
                                          Secretary

April   , 2000

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, ONYX
PHARMACEUTICALS, INC. 3031 RESEARCH DRIVE, RICHMOND, CALIFORNIA 94806.

                           ONYX PHARMACEUTICALS, INC.
                           1996 EQUITY INCENTIVE PLAN
                           ADOPTED ON MARCH 26, 1996
                 APPROVED BY THE STOCKHOLDERS ON APRIL 30, 1996
                           AMENDED DECEMBER 13, 1996
                    APPROVED BY STOCKHOLDERS ON MAY 22, 1997
                            AMENDED FEBRUARY 4, 1998
                  APPROVED BY THE STOCKHOLDERS ON MAY 28, 1998
                             AMENDED APRIL 1, 1999
                  APPROVED BY THE STOCKHOLDERS ON MAY 27, 1999
                            AMENDED FEBRUARY 9, 2000
                 APPROVED BY THE STOCKHOLDERS ON JUNE   , 2000

1.  PURPOSES.

    (A) In 1992, the Board adopted the Onyx Pharmaceuticals, Inc. 1992 Incentive Stock Plan, which plan was subsequently approved by the Company's stockholders. On March 26, 1996 the Board hereby amends and restates the Company's 1992 Incentive Stock Plan in the form of this 1996 Equity Incentive Plan. On December 13, 1996, the Board amended the Plan to comport with the requirements of amended Rule 16b-3. The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of
(i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) Stock Appreciation Rights, all as defined below.

    (B) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

    (C) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) Stock Appreciation Rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.  DEFINITIONS.

    (A) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

    (B)  "BOARD" means the Board of Directors of the Company.

    (C)  "CODE" means the Internal Revenue Code of 1986, as amended.

    (D) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

    (E)  "COMPANY" means Onyx Pharmaceuticals, Inc., a Delaware corporation.

    (F) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(2) of the Plan.

    (G) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

    (H) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the individual's service relationship with the Company, whether through employment or as a Director or Consultant, is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

    (I)  "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

    (J)  "DIRECTOR" means a member of the Board.

    (K) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (L)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (M) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

        (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the Nasdaq Stock Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, or such other date or average of a range of dates as shall be selected by the Board and consistently applied, as reported in the Wall Street Journal or such other source as the Board deems reliable;

        (2) If the common stock is quoted on the Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, or such other date or average of a range of dates as shall be selected by the Board and consistently applied, as reported in the Wall Street Journal or such other source as the Board deems reliable;

        (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

    (N) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (O) "INDEPENDENT STOCK APPRECIATION RIGHT" or "INDEPENDENT RIGHT" means a right granted pursuant to subsection 8(b)(3) of the Plan.

    (P) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under
Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or
(ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

    (Q) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

    (R) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (S)  "OPTION" means a stock option granted pursuant to the Plan.

    (T) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

    (U) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

    (V) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

    (W)  "PLAN" means this Onyx Pharmaceuticals, Inc. 1996 Equity Incentive
Plan.

    (X) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (Y) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

    (Z) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

    (AA) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

    (BB) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.  ADMINISTRATION.

    (A) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

    (B) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

        (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

        (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (3)  To amend the Plan or a Stock Award as provided in Section 14.

        (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

    (C) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in the Section 3 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (i) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code.

4.  SHARES SUBJECT TO THE PLAN.

    (A) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million three hundred twenty five thousand (3,325,000) shares of the Company's common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

    (B) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  ELIGIBILITY.

    (A) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

    (B) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent

(110%) of the Fair Market Value of such stock at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five
(5) years from the date of grant.

    (C) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than three hundred thousand (300,000) shares of Common Stock in any calendar year.

6.  OPTION PROVISIONS.

    Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

    (A)  TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

    (B) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

    (C) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of an Incentive Stock Option or prior to the exercise of a Nonstatutory Stock Option,
(A) by delivery to the Company of other common stock of the Company,
(B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

    (D) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16a-12 and the rules thereunder, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to such domestic relations order. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

    (E) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

    (F) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

    An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under
Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, or comparable requirements of other applicable securities laws, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or
(ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

    (G) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve
(12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

    (H) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen
(18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

    (I) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

    (J) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of common stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the common stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five
(5) years.

    Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; PROVIDED, HOWEVER, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.  TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

    Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

    (A) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

    (B) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16a-12 and any administrative interpretations or pronouncements thereunder, so long as stock awarded under such agreement remains subject to the terms of the agreement.

    (C) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase;
(ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or
(iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

    (D) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

    (E) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.  STOCK APPRECIATION RIGHTS.

    (A) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees, Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time subject to Section 16(b) of the Exchange Act (a "Section 16(b) Insider"), the Stock Award Agreement of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor rule or regulation). No limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Rights.

    (B) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

        (1) TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of
    (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

        (2) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over
    (B) the aggregate exercise price paid for such shares.

        (3) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9.  CANCELLATION AND RE-GRANT OF OPTIONS.

    The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option) or, in the case of an Incentive Stock Option granted to a 10% stockholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

    Shares subject to an Option or Stock Appreciation Right canceled under this
Section 9 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to the Plan. The repricing of an Option and/or Stock Appreciation Right hereunder resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to the Plan, to the extent required by
Section 162(m) of the Code.

10. COVENANTS OF THE COMPANY.

    (A) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

    (B) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

11. USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12. MISCELLANEOUS.

    (A) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or 8(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

    (B) Neither an Employee, Director or Consultant, nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

    (C) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee, with or without cause, the right of the Company's Board of Directors and/or the Company's stockholders to remove any Director pursuant to the terms of the Company's By-Laws and the provisions of the Delaware General Corporation Law, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate.

    (D) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

    (E) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or 8(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any
particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

    (F) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state, local, or other tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

13. ADJUSTMENTS UPON CHANGES IN STOCK.

    (A) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

    (B) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving or acquiring corporation or an Affiliate of such surviving or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving or acquiring corporation and its Affiliates refuse to assume or continue such Stock Awards, or to substitute similar options for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

14. AMENDMENT OF THE PLAN AND STOCK AWARDS.

    (A) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements.

    (B) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

    (C) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

    (D) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

    (E) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless
(i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15. TERMINATION OR SUSPENSION OF THE PLAN.

    (A) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 26, 2006, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

    (B) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16. EFFECTIVE DATE OF PLAN.

    The Plan shall become effective on the effective date of the initial public offering of the Company's common stock, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                           ONYX PHARMACEUTICALS, INC.
                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           ADOPTED ON MARCH 26, 1996
                   APPROVED BY STOCKHOLDERS ON APRIL 30, 1996
                            AMENDED ON APRIL 1, 1997
                    APPROVED BY STOCKHOLDERS ON MAY 22, 1997
                          AMENDED ON FEBRUARY 9, 2000
                   APPROVED BY STOCKHOLDERS ON JUNE   , 2000

1.  PURPOSE.

    (A) The purpose of the 1996 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of Onyx
Pharmaceuticals, Inc. (the "Company") who is not otherwise at the time of grant an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

    (B) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

    (C) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.  ADMINISTRATION.

    (A) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

    (B) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"), all of the members of which Committee may (but need not) be, in the discretion of the Board, "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or "outside directors" within the meaning of Section 162(m) of the Code. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.  SHARES SUBJECT TO THE PLAN.

    (A) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate two hundred fifty thousand (250,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

    (B) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.  ELIGIBILITY.

    Options shall be granted only to Non-Employee Directors of the Company.

5.  NON-DISCRETIONARY GRANTS.

    (A) Upon the effective date of the initial public offering of the Company's common stock (the "IPO Date"), each person who is then an eligible Non-Employee Director automatically shall be granted an option to purchase twenty thousand (20,000) shares of common stock of the Company on the terms and conditions set forth herein.

    (B) Each person who is elected for the first time to be an eligible Non-Employee Director automatically shall, upon the date of his or her initial election to be an eligible Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase twenty thousand (20,000) shares of common stock of the Company on the terms and conditions set forth herein.

    (C) On the anniversary date of each year following the date an option is granted to an eligible Non-Employee Director pursuant to subparagraphs (a) or
(b) hereof, each eligible Non-Employee Director automatically shall be granted an option to purchase five thousand (5,000) shares of common stock of the Company on the terms and conditions set forth herein.

6.  OPTION PROVISIONS.

    Each option shall be subject to the following terms and conditions:

    (A) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the date of grant. If the optionee's service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the date of termination of all such service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate only as to that number of shares as to which it was exercisable as of the date of termination of all such service under the provisions of subparagraph 6(e).

    (B) The exercise price of each option shall be one hundred percent 100% of the fair market value of the stock subject to such option on the date such option is granted.

    (C) Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than 1,000 shares. When the number of shares being purchased upon an exercise is 1,000 or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives:

        (I) Payment of the exercise price per share in cash at the time of exercise; or

        (II) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its fair market value on the date preceding the date of exercise; or

        (III) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(ii) above.

    Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Company's common stock or pursuant to the terms of irrevocable instructions issued by the optionee prior to the issuance of shares of the Company's common stock.

    (D) An option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order satisfying the requirements of Rule 16a-12 under the Securities Exchange Act of 1934 and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his guardian or legal representative) or transferee pursuant to such an order. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

    (E) An option granted pursuant to section 5(a) or 5(b) shall become exercisable in installments over a period of four years from the date of grant such that twenty-five percent (25%) of the shares shall vest on the first anniversary of the date of grant and ( 1/48) of the shares shall vest each month thereafter; provided, however, that the optionee has, during the entire period from the grant date to such vesting date, continuously served as a Non-Employee Director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

    (F) An option granted pursuant to section 5(c) shall become exercisable on the first anniversary of the date of grant of such option; provided, however, that the optionee has, during the entire period from the grant date to such vesting date, continuously served as a Non-Employee Director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

    (G) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and
(ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require any optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities laws as a condition of granting an option to the optionee or permitting the optionee to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

    (H) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.  COVENANTS OF THE COMPANY.

    (A) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

    (B) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.  USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.  MISCELLANEOUS.

    (A) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

    (B) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the Bylaws of the Company and such other information regarding the Company as the holder of such option may reasonably request.

    (C) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate in any capacity or shall affect any right of the Company, its Board or stockholders or any Affiliate to remove any Non-Employee Director pursuant to the Company's By-Laws and the provisions of the Delaware General Corporation Law (or the applicable laws of the Company's state of incorporation if the Company's state of incorporation should change in the future).

    (D) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

    (E) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

    (F) As used in this Plan, "fair market value" means, as of any date, the value of the common stock of the Company determined as follows:

        (I) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the Nasdaq Stock Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

        (II) If the common stock is quoted on Nasdaq Stock Market (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

        (III) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

10. ADJUSTMENTS UPON CHANGES IN STOCK.

    (A) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

    (B) In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then to the extent not prohibited by applicable law, the time during which options outstanding under the Plan may be exercised shall be accelerated prior to such event and the options terminated if not exercised after such acceleration and at or prior to such event.

11. AMENDMENT OF THE PLAN.

    (A) The Board at any time, and from time to time, may amend the Plan and/or some or all outstanding options granted under the Plan, provided, however, that the Board shall not amend the Plan more than once every six (6) months, with respect to the provisions of the Plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

        (I)  Increase the number of shares which may be issued under the Plan;

        (II) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 of the Exchange Act (Rule 16b-3)); or

        (III) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 or Section 162(m) of the Internal Revenue Code.

    (B) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

12. TERMINATION OR SUSPENSION OF THE PLAN.

    (A) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of the Company's common stock reserved for issuance under the Plan have been issued. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

    (B) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

    (C) The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13. EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

    (A) The Plan shall become effective upon adoption by the Board of Directors.

    (B) No option granted under the Plan shall be exercised or become exercisable unless and until the Plan is approved by the stockholders of the Company.

                           ONYX PHARMACEUTICALS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                             ADOPTED MARCH 26, 1996
                 APPROVED BY THE STOCKHOLDERS ON APRIL 30, 1996
                            AMENDED FEBRUARY 4, 1998
                  APPROVED BY THE STOCKHOLDERS ON MAY 28, 1998
                            AMENDED FEBRUARY 9, 2000
                 APPROVED BY THE STOCKHOLDERS ON JUNE   , 2000

1.  PURPOSE.

    (A) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Onyx Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

    (B) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

    (C) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

    (D) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.  ADMINISTRATION.

    (A) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

    (B) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

        (I) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

        (II) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

        (III) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (IV)  To amend the Plan as provided in paragraph 13.

        (V) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of
    Section 423 of the Code.

    (C) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.  SHARES SUBJECT TO THE PLAN.

    (A) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate two hundred fifty thousand (250,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

    (B) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.  GRANT OF RIGHTS; OFFERING.

    (A) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

    (B) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.  ELIGIBILITY.

    (A) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two
(2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

    (B) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

        (I) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

        (II) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

        (III) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

    (C) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

    (D) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

    (E) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.  RIGHTS; PURCHASE PRICE.

    (A) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

    (B) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the

Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

    (C) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

        (I) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

        (II) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.  PARTICIPATION; WITHDRAWAL; TERMINATION.

    (A) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125,
Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), which shall include or exclude (as provided for each Offering) the following items of compensation: bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of
compensation, as determined by the Board or Committee.   The payroll deductions
made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

    (B) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

    (C) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

    (D) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.  EXERCISE.

    (A) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

    (B) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.  COVENANTS OF THE COMPANY.

    (A) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

    (B) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11. RIGHTS AS A STOCKHOLDER.

    A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

    (A) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

    (B)  In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan,
(ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13. AMENDMENT OF THE PLAN.

    (A) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

        (I)  Increase the number of shares reserved for rights under the Plan;

        (II) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under
    Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended
    ("Rule 16b-3")); or

        (III) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

    (B) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14. DESIGNATION OF BENEFICIARY.

    (A) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

    (B) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TERMINATION OR SUSPENSION OF THE PLAN.

    (A) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

    (B) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of
Section 423 of the Code.

16. EFFECTIVE DATE OF PLAN.

    The Plan shall become effective on the same day that the Company's initial public offering of shares of common stock becomes effective (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve
(12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

                          CERTIFICATE OF AMENDMENT OF
                              AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                           ONYX PHARMACEUTICALS, INC.

    ONYX PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

1.  The name of the corporation is ONYX Pharmaceuticals, Inc.

2. The Amended and Restated Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on May 14, 1996. The original Certificate of Incorporation of the Company was filed on April 1, 1996.

3. The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation law of the State of Delaware, duly adopted resolutions to amend the first paragraph of
    Article IV of the Amended and Restated Certificate of Incorporation to read in its entirety as follows:

                                      "IV.

       This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is fifty-five million (55,000,000) shares. Fifty million (50,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001)."

4. Thereafter, pursuant to a resolution of the Board of Directors, this Amendment was submitted to the stockholders of the Company for their approval and was duly approved by the holders of the necessary number of shares of the Company's voting securities in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to
be signed by its duly authorized officer this       day of       2000.

                                                       ONYX PHARMACEUTICALS, INC

                                                       By:
                                                            -----------------------------------------
                                                            Hollings C. Renton
                                                            Chief Executive Officer and President

ATTEST:

By:  ---------------------------------------
     Robert L. Jones
     Secretary

                                                                ----------------
                                                                COMPANY #
                                                                CONTROL #
                                                                ----------------

      MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1. To elect two directors to hold office           01 Paul Goddard
   until the 2003 Annual Meeting of Stockholders   02 Wendell Wierenga

                 / / FOR all nominees         / / WITHHOLD AUTHORITY
                     listed below (except         to vote for all nominees
                     as marked to the             listed below.
                     contrary below).

(Instructions: To withhold authority to vote         --------------------------
for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) --------------------------


                             - PLEASE FOLD HERE -


2. To approve an amendment to the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 400,000 shares.

                  / /  For      / /   Against      / /   Abstain


3. To approve an amendment to the Company's 1996 Non-Employee Directors' Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 75,000 shares.

                  / /  For      / /   Against      / /   Abstain

4. To approve an amendment to the Company's Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 75,000 shares.

                  / /  For      / /   Against      / /   Abstain

5. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 25,000,000 to 50,000,000 shares.

                  / /  For      / /   Against      / /   Abstain

6. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

                  / /  For      / /   Against      / /   Abstain

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                                         Dated:
                                                               ----------------

                                              ---------------------------------


                                              ---------------------------------
                                              Signature(s) in Box
                                              Please sign exactly as your name
                                              appears hereon. If the stock is
                                              registered in the names of two or
                                              more persons, each should sign.
                                              Executors, administrators,
                                              trustees, guardians and attorneys-
                                              in-fact should add their titles.
                                              If signer is a corporation, please
                                              give full corporate name and have
                                              a duly authorized officer sign,
                                              stating title. If signer is a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.

                                ONYX PHARMACEUTICALS, INC.

                              ANNUAL MEETING OF STOCKHOLDERS

                                      JUNE 8, 2000


     ONYX PHARMACEUTICALS, INC.
                                                                           PROXY
--------------------------------------------------------------------------------

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2000.

The undersigned hereby appoints Hollings C. Renton and Marilyn E. Wortzman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ONYX Pharmaceuticals, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ONYX Pharmaceuticals to be held at 3031 Research Drive, Richmond, California 94806 on Thursday, June 8, 2000 at 10:00 a.m., (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 AND 6 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                SEE REVERSE FOR VOTING INSTRUCTIONS.